Exhibit 99.1

Inphi Corporation Announces Make-Whole Fundamental Change

and Make-Whole Premium Convertibility Period Relating to

its 0.75% Convertible Senior Notes due 2021

and

0.75% Convertible Senior Notes due 2025

SANTA CLARA, Calif., April 20, 2021 /PRNewswire/ — On April 20, 2021, Marvell Technology Inc. (NASDAQ: MRVL) (“MTI”) announced the completion of the previously announced acquisition of Inphi Corporation (“Inphi”) by Marvell Technology Group Ltd. (“Marvell”) pursuant to the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated October 29, 2020, by and among Marvell, MTI, Maui Acquisition Company Ltd, a Bermuda exempted company and a wholly owned subsidiary of MTI (“Bermuda Merger Sub”), Indigo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of MTI (“Delaware Merger Sub”), and Inphi. Effective as of 4:01 p.m. Eastern Time on the April 20, 2021 (such date, the “Merger Effective Date” and such time, the “Bermuda Merger Effective Time”), Bermuda Merger Sub merged with and into Marvell (the “Bermuda Merger”), with Marvell continuing as a wholly owned subsidiary of MTI. Effective as of 4:02 p.m. Eastern Time on the Merger Effective Date (the “Delaware Merger Effective Time”), Delaware Merger Sub merged with and into Inphi (the “Delaware Merger” and, together with the Bermuda Merger, the “Mergers”), with Inphi continuing as a wholly owned subsidiary of MTI. As a result of the Mergers, Marvell and Inphi became wholly owned subsidiaries of MTI. At the Delaware Merger Effective Time, each share of common stock, $0.001 par value per share, of Inphi (each, an “Inphi Share”) issued and outstanding immediately prior to the Delaware Merger Effective Time (other than (i) Inphi Shares held by Inphi, Marvell, MTI, Delaware Merger Sub or any other subsidiary of Marvell or Inphi and (ii) Inphi Shares with respect to which appraisal rights are properly exercised and not withdrawn under Delaware law) was converted into the right to receive 2.323 shares of common stock, $0.002 par value per share, of MTI (each, an “MTI Share”) and $66.00 in cash, without interest, plus cash in lieu of any fractional MTI Shares (the “Merger Consideration”).

Under the terms of (i) the indenture, dated as of September 12, 2016 (the “2021 Notes Indenture”), between Inphi and Wells Fargo Bank, National Association, as trustee, governing Inphi’s outstanding 0.75% Convertible Senior Notes due 2021 (the “2021 Notes”), and (ii) the indenture, dated as of April 24, 2020 (the “2025 Notes Indenture” and, together with the 2021 Notes Indenture, the “Indentures”), between Inphi and U.S. Bank National Association, as trustee, governing Inphi’s outstanding 0.75% Convertible Senior Notes due 2025 (the “2025 Notes” and, together with the 2021 Notes, the “Notes”), the Delaware Merger constitutes a Fundamental Change and a Make-Whole Fundamental Change (such term as defined in each of the Indentures).

As a result of the Delaware Merger, noteholders have the right to convert their Notes in whole or in part (in a principal amount of $1,000 or an integral multiple thereof) into the Merger Consideration and, during the time period specified below, at an increased conversion rate.

Noteholders may elect to convert their Notes in connection with the Make-Whole Fundamental Change at any time from the Delaware Merger Effective Date up to the close of business on the business day immediately prior to the related Fundamental Change Repurchase Date (as such term is defined in each of the Indentures), which prior date is currently expected to be June 1, 2021 (the “Make-Whole Convertibility Period”), at an increased conversion rate of 0.0014 shares per $1,000 principal amount of 2021 Notes and 0.5891 shares per $1,000 principal amount of 2025 Notes. The Indentures, as supplemented in connection with the Delaware Merger, provide that each Note will be convertible into cash and MTI Shares that a holder of one Inphi Share would have received in the Delaware Merger, multiplied by the applicable conversion rate. Accordingly, during the Make-Whole Convertibility Period, each 2021 Note will be convertible into $1,171.65 in cash and 41.2384 MTI Shares, with cash paid in lieu of any fractional share, and each 2025 Note will be convertible into the aggregate value of $567.27 in cash and 19.9662 MTI Shares, with cash paid in lieu of any fractional share.

In order to receive the increased conversion rate as set forth above, noteholders must surrender their Notes for conversion during the Make-Whole Convertibility Period. If a holder of the 2021 Notes fails to convert its 2021 Notes during the Make-Whole Convertibility Period, such noteholder will continue to be entitled to convert its 2021 Notes into a combination of cash and MTI Shares based on the Merger Consideration up until the close of business on the second Scheduled Trading Day (as such term as defined in the 2021 Notes Indenture) immediately preceding the maturity date of the 2021 Notes in accordance with the terms of the 2021 Notes Indenture. However, such noteholder will no longer be entitled to receive the increased conversion rate resulting from the Delaware Merger constituting a Make-Whole Fundamental Change. If a holder of the 2025 Notes fails to exercise its conversion right during the Make-Whole Convertibility Period, such noteholder will no longer be entitled to convert its 2025 Notes as a result of the Fundamental Change or Make-Whole Fundamental Change, and will need to wait until the occurrence of another event giving rise to the right of such noteholder to convert their 2025 Notes in accordance with the terms of the 2025 Notes Indenture.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Cautionary Statement Regarding Forward Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: MTI’s failure to realize the anticipated benefits of the transaction, including as a result of its ability to integrate the businesses of Marvell and Inphi or due to unexpected costs, liabilities or delays related to such integration; MTI’s ability to retain and hire key personnel; potential adverse reactions or changes to business relationships resulting from the completion of the transaction; risks associated with third party contracts containing consent and/or other provisions that may be triggered by the transaction; the impact of public health crises, such as pandemics (including coronavirus (COVID-19)) and any related company or government policies and actions intended to protect the health and safety of individuals or government policies or actions intended to maintain the functioning of national or global economies and markets; legislative, regulatory and economic developments affecting MTI’s business; general economic and market developments and conditions including disruptions in its supply chain or in the supply chains of its customers or suppliers; the evolving legal, regulatory and tax regimes under which MTI operates; unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as MTI’s response to any of the aforementioned factors. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors as well as other risks associated with the transaction and the combined company as described in the “Risk Factors” section of the joint proxy statement/prospectus filed with the U.S. Securities and Exchange Commission (“SEC”) in connection with the transaction, and risks and uncertainties that affect Inphi’s business as described in the “Risk Factors” section of Inphi’s most recent Annual Report on Form 10-K and other documents filed by MTI, Marvell or Inphi from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. We do not give any assurance that we will achieve our expectations.

Media Contact:

MTI Investor Relations:

Ashish Saran

408-222-0777

ir@Marvell.com